Exhibit 10.2

FORM OF INCENTIVE STOCK OPTION AGREEMENT

An Incentive Stock Option (“Option”) is hereby granted by Prescient Applied Intelligence, Inc., a Delaware corporation (“Company”), to the Employee named below (“Optionee”), for and with respect to common stock of the Company, $.001 par value per share (“Common Stock”), subject to the following terms and conditions:

1. Subject to the provisions set forth herein and the terms and conditions of the Company 1999 Option Plan, as amended and restated, and as it may be amended and restated from time to time (“Plan”), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee an option intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code as amended (“Code”) and Regulations issued thereunder (“Regulations”) to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below.

2. Capitalized terms used herein that are not defined shall have the meaning ascribed to them in the Plan.

3. At the time of exercise of the Option, payment of the purchase price must be made in: (i) cash or check made payable to the Company; (ii) shares of Common Stock held for the requisite period necessary to avoid a change to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Company-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Company out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company shall deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

Alternatively, the Plan Administrator may permit the Optionee to pay the option exercise price by delivering a full-recourse, interest bearing promissory note, payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion; provided, however, that the maximum credit available to such Optionee shall not exceed the sum of (1) the aggregate option exercise price or purchase price payable for the purchased shares; plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

Name of Optionee:

Number of Shares Subject to Option:

Option Price Per Share:

Date of Grant:

Vesting Schedule:

Number of Shares Subject to Option	Commencement Date	Expiration Date

4. The exercise of the Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his or her execution of this agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company no later than             .

If Optionee’s employment with the Company ceases for any reason, other than for misconduct or death, the Option shall remain exercisable during a period ending on the earlier of 90 days after such cessation of Service and the date the Option expires in accordance with its terms. If Optionee’s employment with the Company ceases due to his or her death, the Option shall expire on the earlier of the first anniversary of such cessation of Service and the date the Option expires in accordance with its terms.

During any applicable post-Service exercise period, the Option may not be exercised by Optionee in the aggregate for more than the number of vested shares of Common Stock for which the Option is exercisable on the date of the Optionee’s cessation of Service and the Option shall be canceled with respect to all remaining shares of Common Stock; provided, that, in the event Optionee shall die at a time when the Option, or a portion thereof, is exercisable by him or her, the Option shall be exercisable in whole or in part during the applicable period set forth herein by a Beneficiary of the Option, with respect to the number of shares of Common Stock which Optionee could have purchased hereunder on the date of his or her death and the Option shall be canceled with respect to all remaining shares of Common Stock.

In the event the Optionee’s Service with the Company is terminated for Misconduct or the Optionee has engaged or engages in Misconduct while his or her Option is outstanding, then the Option shall terminate immediately and cease to be outstanding.

Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his Beneficiary, in the event of Optionee’s death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the Exercise Date.

5. The Option may be exercised only by Optionee during his or her lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

6. Neither Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares shall have been paid in full, the Option is exercised, and the holder of the Option has become a holder of record for the purchased shares.

7. In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

8. The Option shall be exercised in accordance with such administrative regulations as the Plan Administrator shall from time to time adopt to the extent not inconsistent with Section 422 of the Code and Regulations issued thereunder.

9. The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by regulatory authorities having jurisdiction over the Plan, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Optionee (or other person exercising the Option after the Optionee’s death) represent that the Optionee is purchasing Share for the Optionee’s own account and not with a view to or for sale in connection with any distribution of the Common Stock, or such other representation as the Plan deems appropriate. All obligations of the Company under this agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

10. The aggregate Fair Market Value of the Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent Optionee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

11. The Optionee understands that favorable incentive stock option tax treatment is available only if: (1)(a) the Option is exercised while the Optionee is an employee of the Company or a Parent or Subsidiary or (b) within a time specified in the Code after the Optionee ceases to be an employee; and, (2) the holding period requirements of Code Section 422(a) are satisfied. The Optionee should consult with his or her tax adviser regarding the tax consequences of the Option.

12. The Optionee shall not be entitled to receive, upon exercise, an amount equal to all or part of the dividends declared and paid on the number of shares underlying the Option between the date of grant and the Exercise Date.

13. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

14. The grant of the Option shall not confer upon the Optionee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Optionee’s employment or service at any time. The right of the Company to terminate at will the Optionee’s employment or service at any time for any reason is specifically reserved.

15. The Option and this agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware to the extent not inconsistent with Section 422 and Regulations issued thereunder.

16. By signing this Option in the space provided below, the Optionee agrees and acknowledges that the Optionee has received and read the Plan. The terms and provisions of the Plan may be amended or restated by the Company from time to time. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

PRESCIENT APPLIED INTELLIGENCE, INC.

By:

The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.

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